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                                                                EXHIBIT 1.1


                                6,500,000 Shares

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                October __, 1997




PAINEWEBBER INCORPORATED
OPPENHEIMER & CO., INC.
EVEREN SECURITIES, INC.
SUTRO & CO. INCORPORATED
  As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 12th Floor
New York, New York  10019

Ladies and Gentlemen:

               American Residential Investment Trust, Inc., a Maryland corporation (the "Company") proposes to sell an aggregate of 6,500,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to you and to the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 975,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

               The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

               The Company and Home Asset Management Corp., a Delaware corporation (the "Manager") confirm their respective agreements with Representatives and the several other Underwriters.



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               1.     Agreement to Sell and Purchase.

               (a) On the basis of the representations, warranties and agreements of the Company and the Manger herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to each Underwriter named below, and (ii) each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule I may be attached to the Price Determination Agreement.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 975,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

               (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, if the Company has elected to rely on Rule 430A. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

               (d) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement containing such per share price information shall be filed before the Registration Statement becomes effective.



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               2.     Delivery and Payment.

               Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, against payment of the purchase price by wire transfer of federal funds or similar same day funds to an account designated in writing by the Company to PaineWebber Incorporated at least one business day prior to the First Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date of the Price Determination Agreement or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "First Closing Date," and together with the Option Closing Date, the "Closing Dates").

               To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the First Closing Date at the time and date (which may be the First Closing Date) specified in the Option Shares Notice.

               If the Underwriters request that the Shares be delivered in certificated form, then certificates representing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the First Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the First Closing Date or the Option Closing Date, as the case may be.

               The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

               3. Representations and Warranties of the Company and the Manager.

               The Company and the Manager, jointly and severally, represent, warrant and covenant to each Underwriter that:

               (a) The Company meets the requirements for use of Form S-11 and a registration statement (Registration No. 333-33679) on Form S-11 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule



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430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. The Prospectus, brochures, wrappers and other materials, if any, preceded or accompanied by the Prospectus, any letters and other informational material sent to securities dealers, commercial banks and other nominees and other offering materials and information that the Company may use specifically in connection with the solicitation contemplated by this Agreement, approve, prepare or authorize for use in connection with the public offering, are collectively referred to hereinafter as the "Offering Materials."

               (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the First Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Securities Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the First Closing Date and, if later, the Option First Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the legend regarding stabilization on the inside front cover of the of the Prospectus, the list of Underwriters under the section "Underwriters" in the Prospectus, and the information in Paragraphs 3, 8, 9, 10, 12, 13, 14 and 15 (with respect to the Underwriters) constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not



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distributed any Offering Material in connection with the offering or sale of the
Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act.

               (c) Neither the Company nor the Manager has any subsidiaries; provided, however, the Manager has an interest in MDC REIT Holdings, LLC.

               (d) The Company and the Manager are, and at each Closing Date will be, corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. The Company and the Manager have, and at each Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their businesses as described in the Registration Statement and the Prospectus. The Company and the Manager are, and at each Closing Date will be, duly licensed or qualified to do business and in good standing as foreign corporations in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them make such licensing or qualification necessary. Except as disclosed in the Registration Statement and in Section 3(c) above, the Company and the Manager do not own, and at each Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificates (or articles) of incorporation and of the by-laws of the Company and the Manager and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the First Closing Date or, if later, the Option Closing Date.

               (e) The Company has authorized and outstanding Capital Stock as set forth under the heading "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at each Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at each Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations, provided, however, that the Company may have outstanding options issued pursuant to its employees stock option plans described in the Prospectus. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. The description of the Company's share option, share bonus and other share plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations



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and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. Any pro forma financial statements and any other pro forma financial information included in the Registration Statement or the Prospectus
(i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information incorporated by reference in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Securities Act, the Exchange Act or the Rules and Regulations to be incorporated by reference in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. The selected financial data set forth in the Prospectus under the captions "Summary Financial Information," "Capitalization," and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

               (g) The Company and the Manager maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the First Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus: (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever; (ii) neither the Company nor the Manager has incurred nor it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material verbal or written agreements or other transactions other than pursuant to this Agreement and the transactions referred to herein; (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) the Company have not sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; and
(v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.



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               (i) Neither the Company nor the Manager is, and if operated in the manner described in the Prospectus neither will be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Manager is not, and if operated in the manner described in the Prospectus will not be, an "investment advisor," as such term is defined in the Investment Advisors Act of 1940, as amended.

               (j) Except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company and the Manager, threatened against or affecting the Company, the Manager or any of their respective officers in their capacity as such, or of which property owned or leased by the Company or the Manager is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company; and no labor disturbance by the employees of the Company or the Manager exists or, to the knowledge of the Company and the Manager, is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. The Company and the Manager are not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

               (k) Each of the Company and the Manager has, and at each Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in material all respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all the obligations required to be performed by it, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and the Manager, no other party under any contract or other agreement to which either of them is a party is in default in any respect thereunder. The Company and the Manager are not, and at each Closing Date will not be, in violation of any provision of their certificates of incorporation or by-laws.

               (l) The Company and the Manager are in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company.

               (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws



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or the bylaws and rules of the National Association of Securities Dealers, Inc.
(the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

               (n) Each of the Company and the Manager has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Manager and constitutes a valid and binding agreement of each of them and is enforceable against each of them in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company, any contract or other agreement to which the Company is a party or by which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

               (o) Each of the agreements listed on Schedule II hereto (each a "Principal Agreement") to which the Company or the Manager is a party has been, or will be upon execution and delivery thereof, duly authorized, executed and delivered by the Company and/or the Manager, as applicable. The Company and the Manager, each has full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein. Each Principal Agreement to which the Company or the Manager is a party does or will, as applicable, constitute a valid and binding agreement of the Company and the Manager, as applicable, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Neither the Company nor the Manager is, or upon completion of the offering and all related transactions will be, in breach of or default under any Principal Agreement.

               (p) The Company owns no real property. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinafter described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

               (q) There is no document or contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, filed or incorporated by reference as required. All such contracts to which either the Company or the Manager is a party have been duly authorized,



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executed and delivered by the Company and/or the Manager, as applicable, constitute valid and binding agreements of the Company and/or the Manager, as applicable, and are enforceable against the Company and the Manager in accordance with the terms thereof.

               (r) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

               (s) Neither the Company, the Manager nor any of their directors, officers or controlling persons have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (t) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (u) Prior to each Closing Date, the Shares to be sold on such Closing Date will be duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

               (v) Each of the Company and the Manager has all necessary trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted or proposed to be conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; and the Company and the Manager have no actual knowledge of any material infringement by either of them of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim or claims being made against either of them regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which, individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

               (w) Neither the Company, the Manager nor, to the Company's or Manager's knowledge, any employee or agent of the Company or the Manager have made any payment of funds of the Company or the Manager or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

               (x) Neither the Company nor its officers, directors, employees and agents have distributed or will distribute, prior to the First Closing Date or, if later, the Option Closing Date, any Offering Material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and other materials permitted by the Securities Act.

               (y) The Company and the Manager have filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company and the Manager have no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or the Manager which could materially and adversely affect the business, operations or properties of the Company.



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               (z) Neither the Company, the Manager nor to the knowledge of the
Company or the Manager any officers, directors, employees or agents acting on behalf of the Company has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure,
(ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or
(iv) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

               (aa) As of the First Closing Date and, if later, the Option Closing Date, the Company and the Manager shall be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they propose to engage as described in the Prospectus; the Company and the Manager have not been refused any insurance coverage sought or applied for; and the Company and the Manager have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their proposed business at a cost that would not result in a material adverse effect.

               (bb) The Company has operated and will continue to operate in such a manner as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated and interpretations published thereunder (the "Tax Code"); and the Company intends to elect to and will elect to be taxed as a REIT under the Tax Code beginning with its taxable year ending December 31, 1997. The Company knows of no event or condition which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

               (cc) Neither the Company nor the Manager is a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to
Section 15(a) of the Exchange Act.

               (dd) Neither the Company nor any affiliate has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Prospectus.

               (ee) There are no business relationships or related-party transactions involving the Company, the Manager or any other person required to be described in the Prospectus which have not been described as required.

               (ff) The Company and the Manager and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the

Company, the Manager or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Manager, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Tax Code, of which the Company or the Manager is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Manager or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Manager or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its the Manager nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Tax Code. Each "employee benefit plan" established or maintained by the Company, the Manager or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Tax Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

               (gg) Neither the Company nor the Manager is subject to any collective bargaining agreements.

               (hh) The Manager has available to it the resources (financial and otherwise) necessary for the performance of its services and obligations as contemplated by the Prospectus.

               In addition, any certificate signed by an officer of the Company or the Manager and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Manager, respectively, to each Underwriter as to the matters set forth therein.

               4. Covenants and Agreements of the Company.

               The Company covenants and agrees with the Underwriters as follows:

               (a) The Company will cause the Prospectus to be filed as required by Section 3(a) hereof (but only if the Representatives have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Representatives promptly of such filing; it will notify the Representatives promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Representatives' reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Representatives, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; and it will file no amendment or supplement to the Registration Statement or Prospectus to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy at a reasonable time prior to the filing.

               (b) The Company will advise the Representatives, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (c) Within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

               (d) The Company will furnish to the Representatives, without charge, one signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post effective amendment thereto, including financial statements and schedules but without exhibits.

               (e) The Company will comply in all material respects with all the provisions of any undertakings contained in the Registration Statement.

               (f) As soon after the execution and delivery of this Agreement as possible and thereafter during the period when the Prospectus is required to be delivered, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will promptly advise the Underwriters thereof and will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

               (g) Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Underwriters and their counsel in order to qualify or register the Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state or Canadian securities laws of such jurisdictions as the Representatives may reasonably designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering; sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the cooperation of the Underwriters, will use its commercially reasonable efforts to obtain the withdrawal thereof.

               (h) During the period of five years hereafter, the Company will furnish to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

               (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the effective date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations). "Effective date" for purposes of this Section 4(i) shall be as defined in Section 158 of the Rules and Regulations.

               (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent for the Shares and (10) the Accountants.

               (k) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof, except pursuant to Section 8, or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred in connection herewith.

               (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (m) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds". The Company will not use the proceeds of the sale of the Shares in such a manner as to require the Company to be registered under the Investment Company Act.

               (n) The Company will not, and will cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock to enter into agreements with the Underwriter in the form set forth in Exhibit B hereto to the effect that they will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of PaineWebber Incorporated, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee and director stock option plans, or in connection with other employee incentive compensation arrangements or any dividend reinvestment or employee stock purchase plans).

               (o) The Company will use its best efforts to list on the New York Stock Exchange, the Shares to be issued and sold by the Company.

               (p) The Company will continue to meet the requirements to qualify as a REIT under the Tax Code and will not revoke its election to be a REIT unless and until the Board of Directors of the Company determines that such revocation is advantageous to the Company.

               (q) The Company will not, and will not permit the Manager on behalf of the Company to, invest in futures contracts, options on futures contracts or options on commodities unless the Company or Manager, as applicable, is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended.

               (r) The Manager will not engage in any activity which would require the Manager to register as an investment advisor under the Investment Advisors Act of 1940.

               (s) If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company or the Manager shall occur as a result of which in the reasonable opinion of the Representatives the market price of the Common Stock has been or is likely materially and adversely to be affected (regardless of whether such rumor, publication or event necessitates a supplement or amendment to the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, promptly prepare, consult with the Representatives concerning the content of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

               (t) In the event that any portion of the Shares is issued without certificates pursuant to section 2-210 of the Maryland General Corporation Law (the "MGCL") and with the consent of the Representatives under Section 2 above, at the time of issue of such Shares the Company shall send, or cause to be sent, to the stockholder a written statement of the information required on certificates by section 2-211 of the MGCL, and shall otherwise maintain full compliance with sections 2-210 and 2-211 of the MGCL.

               (u) The Company will engage and retain a "Big 6" Accounting Firm as its qualified accountants and such tax experts at such accounting firm with experience in advising REITs as are reasonably acceptable to the Representatives for a period of not less than two years beginning on the First Closing Date to assist the Company in developing appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Tax Code and the maintenance of Company's exempt status under the Investment Company Act. The current accounting firm employed by the Company is deemed to be acceptable to the Representative. Any written reports of such compliance reviews shall be made available to the Representatives.

               (v) Prior to the First Closing Date, the Company and the Manager shall adopt and implement (i) a compliance program, to ensure compliance with the reporting requirements under the Exchange Act and the securities laws generally and (ii) an insider trading compliance policy, to govern their employees' and directors' trading in securities of the Company and all Company affiliates in accordance with federal law and all applicable state blue sky laws.

               The Underwriters may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

               5. Conditions of the Obligations of the Underwriters.

               In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

               (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not reasonably object thereto.

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company and the Manager shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or the Manager or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding, individually or in the aggregate, would reasonably be expected to have a material and adverse affect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

               (e) Each of the representations and warranties of the Company and the Manager contained herein shall be true and correct in all material respects at the First Closing Date and, with respect to the Option Shares, at the Option Closing Date as if made at the First Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the First Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date shall have been duly performed, fulfilled or complied with.

                (f) On each of the First Closing Date and, if any part of the Option is exercised, the Option Closing Date, the Underwriters shall have received opinions, to the effect set forth in Exhibit C hereto dated the Closing Date or the Option Closing Date, as the case may be, and satisfactory in form and substance to counsel for the Underwriters, from (1) Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to the Company ("Gray Cary"),
(2) as to matters involving the application of Maryland law, Piper & Marbury L.L.P. and (3) as to matters involving tax law, Jeffers, Wilson, Shaff & Falk, LLP, each of which shall expressly state that O'Melveny & Myers LLP, as counsel for the Underwriters, may rely on such opinion. In rendering such opinions, counsel for the Company may rely, to the extent they deem proper, as to matters of fact, on certificates of responsible officers of the Company, which shall be attached to such opinions, and public officials.

               (g) On each of the First Closing Date and, if any part of the Option is exercised, the Option Closing Date, the Underwriters shall have received an opinion of O'Melveny & Myers LLP, counsel to the Underwriters, dated the First Closing Date or the Option Closing Date, as the case may be, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

               (h) The Underwriters shall have received on the date before this Agreement is executed and also on the First Closing Date and, if any part of the Option is exercised, the Option Closing Date a letter from the Accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (if applicable) to be dated the Option Closing Date, to the effect that:

                      (1) They are independent accountants with respect to the
               Company within the meaning of the Securities Act and the applicable rules and regulations thereunder;

                      (2) In their opinion, the financial statements examined by them and contained in the Registration Statement or incorporated by reference therein and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                      (3) On the basis of a reading of the latest available
               interim unaudited financial statement of the Company, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (3), a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that as of a date not more than five days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company in each case compared with amounts shown on the balance sheet included in the Registration Statement and the Prospectus; and

                      (4) They have carried out certain specified procedures,
               not constituting an audit, with respect to any pro forma financial information, amounts, percentages and other financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus as marked (to the reasonable satisfaction of the Representatives) on the copy of the Prospectus attached to such letter, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

               (i) At the First Closing Date and, if any part of the Option is exercised, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated as of such Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                      (1) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, such documents and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (2) Each of the representations and warranties of the
               Company contained in this Agreement are true and correct in all material respects as of the date of this Agreement and as of the First Closing Date or the Option Closing Date, as the case may be;

                      (3) The Commission has not issued any order preventing or
               suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the best of the information and belief of the respective signers, are pending or threatened or contemplated under the Securities Act;

                      (4) No order suspending the effectiveness of the
               Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction is in effect and no proceeding for that purpose are pending or, to the best of the information and belief of the respective signers, threatened or contemplated by the Commission or the authorities of any such jurisdiction;

                      (5) Any request for additional information on the part of
               the staff of the Commission or the authorities of any jurisdiction has been complied with to the satisfaction of the staff of the Commission or such authorities;

                      (6) Since the initial date on which the Registration
               Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                      (7) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company; and no legal or governmental action, suit or proceeding is pending or, to the knowledge of the Company, threatened against the Company or the Manager which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which, individually or in the aggregate, may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor the Manager has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, or, except as incurred in the ordinary course of business, incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of its capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date or the Option Closing Date; and

                      (8) Each of the covenants required herein to be performed
               by the Company or the Manager on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company or the Manager on or prior to the delivery of such certificate has been duly, timely and fully complied with.

               (j) On or prior to the First Closing Date, the Representatives shall have received the executed lock-up agreements referred to in Section 4(n) hereof.

               (k) The Shares shall not subject to any stop order or other proceeding on the First Closing Date and the Option Closing Date.

               (l) Prior to the each Closing Date, the Shares to be purchased by the Underwriters shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

               (m) The Company or the Manager, as applicable, shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives, or counsel to the Underwriters, may have reasonably requested as to the accuracy and completeness at the First Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the First Closing Date and the Option Closing Date of the representations and warranties of the Company and the Manager herein, as to the performance by the Company and the Manager of their respective obligations hereunder, as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters, or as to any factual matters reasonably necessary for counsel to the Underwriters to render the opinion referred to in Section 5(g).

               All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters and to O'Melveny & Myers LLP, counsel to the Underwriters. The Company and the Manager shall furnish the Underwriters with such manually signed or conformed copies of such opinions, certificates, letters and documents as reasonably requested by the Underwriters. Any certificate signed by any officer of the Company or of the Manager and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company or the Manager, as the case may be, to the Underwriters as to the statements made therein.

               If any condition to the Underwriters' obligations under this Agreement to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement will terminate at the election of and upon notification by the Underwriters without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 4(j) and 4(k) hereof and except to the extent provided in Section 6 hereof.

               6.     Indemnification and Contribution.

               (a) Each of the Company and the Manager, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or
(iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Manager shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that neither the Company nor the Manager shall be liable to the extent that (A) such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented). This indemnity agreement will be in addition to any liability that the Company and the Manager might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions and advisory fees received by such Underwriter.

               (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, except to the extent the fees are reasonably and in good faith being contested by the Indemnifying Party and written notice of such contest has been provided to the Indemnified Party prior to expiration of such 30-day period.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Manager or the Underwriters, the Company, the Manager and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Manager from persons other than the Underwriters, such as persons who control the Company or the Manager within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Manager and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other. The relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses net of any advisory fee) received by the Company bear to the total underwriting discounts, commissions and advisory fees received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (or with respect to the advisory fee, as described in the section entitled "Underwriting" in the Prospectus). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager, on the one hand, or the Representatives on behalf of Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company and the Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter,
(ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

               7.     Termination.

                Without limiting the right to terminate this Agreement pursuant to any other provision hereof, the obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange or stock market that lists or includes such securities,
(iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or the over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

               8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               9.     Miscellaneous.

               (i) Notice given pursuant to any of the provisions of this Agreement shall be in writing and unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 445 Marine View Avenue, Suite 230, Del Mar, California 92014, Attention: John M. Robbins, with a copy to Gray Cary Ware & Freidenrich, 4365 Executive Drive, Suite 1600, San Diego, California 92121-2189, Attention: Cameron Jay Rains, Esq., (b) if to the Manager, at the office of the Manager, 445 Marine View Avenue, Suite 230, Del Mar, California 92014, Attention: John M. Robbins, with a copy to Gray Cary Ware & Freidenrich, 4365 Executive Drive, Suite 1600, San Diego, California 92121-2189, Attention: Cameron Jay Rains, Esq., or (c) if to the Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, 9th Floor, New York, New York 10019, Attention: James W. Kilman, Jr., with a copy to O'Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111-3305, Attention: Peter T. Healy, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 6 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing and (ii)
In addition to the payment to the Underwriters described in the Price Determination Agreement, the Company shall pay to PaineWebber Incorporated, in its individual capacity and not as Representative of the several Underwriters, a financial advisory fee equal to .5% of the gross proceeds of the offering of the Shares, including any proceeds received by the Company as a result of the Underwriters exercise of the Underwriters overallotment option.

               (b) This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Manager and of the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

               (c) All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

               (d) The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

               (e) Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

               (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

               (g) The Company, the Manager and each of the Underwriters hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

               (h) This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

               (i) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

               (j) In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

                (k) The Company agrees to pay an advisory fee to PaineWebber Incorporated equal to .5% of the aggregate offering price to the public.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company, the Manager and the Underwriters, all in accordance with its terms.

                                Very truly yours,

                                AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.



                                By:
                                    -------------------------------
                                    John M. Robbins
                                    Chief Executive Officer




                                HOME ASSET MANAGEMENT CORP.



                                By:
                                    -------------------------------
                                     John M. Robbins
                                     Chief Executive Officer



Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
OPPENHEIMER & CO., INC.
EVEREN SECURITIES,INC.
SUTRO & CO. INCORPORATED

     Acting on behalf of themselves and as the Representatives of the other several
     Underwriters listed in Schedule 1 hereof.

By:     PAINEWEBBER INCORPORATED


    By:
        -------------------------------

    Name:
         ------------------------------
    Its:
        -------------------------------

                                   SCHEDULE I

                                  UNDERWRITERS


                                                          Number of
                                                         Firm Shares
        Underwriter                                    to be Purchased
        -----------                                    ---------------
PaineWebber Incorporated
Oppenheimer & Co., Inc.
EVEREN Securities, Inc.
Sutro & Co. Incorporated


     Total                                                6,500,000
                                                          ==========

                                   Schedule I

                                   SCHEDULE II

                              PRINCIPAL AGREEMENTS

The agreements attached as Exhibits 10.1 through 10.14 of the Registration Statement




                                   Schedule II

                                    EXHIBIT A

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.


                          PRICE DETERMINATION AGREEMENT


                                                            [pricing date], 1997


PAINEWEBBER INCORPORATED
OPPENHEIMER & CO., INC.
EVEREN SECURITIES, INC.
SUTRO & CO. INCORPORATED
   As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 12th Floor
New York, New York  10019

Ladies and Gentlemen:

               Reference is made to the Underwriting Agreement, dated October __, 1997 (the "Underwriting Agreement"), between American Residential Investment Trust, Inc. a Maryland corporation (the "Company"), Home Asset Management Corp., a Delaware corporation (the "Manager") and the several underwriters listed in
Schedule I thereto (hereinafter the "Underwriters") for whom you are acting as the representatives. The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 6,500,000 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

               Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representatives as follows:

               1. The initial public offering price per share for the Firm Shares shall be $________.

               2. The purchase price per share for the Firm Shares to be paid by the Underwriters shall be $_______, representing an amount equal to the initial public offering price set forth above, less $________ (approximately _____%) per share.

               3. The Company and the Manager represent and warrant to the Underwriters that the representations and warranties of the Company and the Manager set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

               4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPALS OF SUCH STATE.

               If the foregoing is in accordance with your understanding of the agreement between the Underwriters, the Company and the Manager please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms and the terms of the Underwriting Agreement.


                                     Very truly yours,

                                     AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.



                                     By:
                                         -------------------------------
                                         John M. Robbins
                                         Chief Executive Officer


                                     HOME ASSET MANAGEMENT CORP.



                                     By:
                                         -------------------------------
                                          John M. Robbins
                                          Chief Executive Officer



Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
OPPENHEIMER & CO., INC.
EVEREN SECURITIES,INC.
SUTRO & CO. INCORPORATED

        Acting on behalf of themselves and as the Representatives of the other several Underwriters listed in Schedule 1 to the Underwriting Agreement.

By:     PAINEWEBBER INCORPORATED


    By:
        -------------------------------

    Name:
         ------------------------------
    Its:
        -------------------------------

                                    EXHIBIT B

                                                            [pricing date], 1997

                                LOCK-UP AGREEMENT

PAINEWEBBER INCORPORATED
OPPENHEIMER & CO., INC.
EVEREN SECURITIES, INC.
SUTRO & CO. INCORPORATED
   As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 12th Floor
New York, New York  10019

Ladies and Gentlemen:

               In consideration of the proposed public offering (the "Offering") of up to 7,475,000 shares (including 975,000 option shares to cover over-allotments) of Common Stock, par value $.01 per share, (the "Common Stock") of American Residential Investment Trust, Inc., a Maryland corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-11 (Registration No. 333-33679), the undersigned hereby agrees that the undersigned will not, for a period of 180 days after the commencement of the public offering of such shares, without the prior written consent of PaineWebber Incorporated, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934) (other than pursuant to employee stock option plans, or in connection with other employee incentive compensation arrangements or any dividend reinvestment or employee stock purchase plans).


                                    Very truly yours,

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------

                                    EXHIBIT C


                               Form of Opinion of

                     Counsel to the Company and the Manager




               1. The Company and the Manager are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly licensed or qualified to do business and in good standing as foreign corporations in all jurisdictions where the nature and conduct of the Company's or the Manager's business makes such qualification and licensing necessary, and have full corporate power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Registration Statement and the Prospectus.

               2. All of the outstanding shares of Common Stock are, and the Shares to be purchased by the Underwriters, upon issuance and delivery against payment therefor in the manner described in the Underwriting Agreement, will be, duly authorized, validly issued, fully paid and nonassessable.

               3. No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase any securities of the Company, including the Shares, arising under or by operation of (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Maryland
(ii) the Company's certificate of incorporation or by-laws (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement or (iv) to the best of our knowledge, any other source. Except as described in the Registration Statement or the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

               4. To the best of our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived. No person or entity has the right to require the registration under the Securities Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

               5. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Underwriting Agreement by the Company and the Manager or in connection with the taking by the Company and the Manager of any action contemplated thereby except such as have been obtained and are in full force and effect under the Securities Act and the Rules and Regulations and otherwise, and except such as may be required under state or Canadian securities or "Blue Sky" laws or under the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

               6. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects.

               7. All of the shares of capital stock issued prior to the Shares were issued and sold in one or more valid private placements exempt from the registration requirements of the Securities Act and will not be integrated with the public sale of the Shares and were otherwise issued in accordance with all state and federal securities laws.

               8. The Registration Statement and the Prospectus, including any documents incorporated by reference into the Prospectus at the time they were filed and on the Closing Date comply (or complied) in all material respects as to form with the requirements of the Securities Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, including, without limitation, Item 503 of Regulation S-K (except that we express no opinion as to financial statements schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

               9. To the best of our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit it by reference in the Registration Statement; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

               10. To the best of our knowledge, neither the Company nor the Manager is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company or the Manager.

               11. The statements (i) in the Prospectus under the captions "Risk Factors," "Description of Capital Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Transactions," "Shares Eligible for Future Sale," "Certain Provisions of Maryland Law and the Company's Charter and Bylaws," "Federal Income Tax Consequences," "ERISA Considerations" and "Underwriting" and (ii) in Item 33 (Recent Sales of Unregistered Securities) and Item 34 (Indemnification of Directors and Officers) of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or bylaw provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel, and accurately and fairly present and summarize, in all material respects, the matters referred to therein.

               12. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               13. To the best of our knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries, if any, listed in Exhibit 21 to the Registration Statement.

               14. The Company has full corporate power and authority to enter into the Underwriting Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is enforceable against the Company in accordance with the terms thereof.

               16. The execution and delivery by the Company and the Manager of, and the performance by the Company and the Manager of their respective agreements in, the Underwriting Agreement do not and will not (a) violate the certificate of incorporation or by-laws of the Company or the Manager; (b) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Manager pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (ii) any voting trust arrangement or any contract or other agreement to which the Company or the Manager is a party that restricts the ability of the Company to issue securities and of which we have knowledge, (iii) any of the Principal Agreements, (iv) any Document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement or (v) any other material contract of the Company or the Manager of which we have knowledge, (c) breach or otherwise violate any existing obligation of the Company or the Manager under any court or administrative order, judgment or decree of which we have knowledge or (d) violate applicable provisions of any statute or regulation in the State of Maryland, the State of California or of the United States.

               18. The form of certificate used to evidence the Common Stock is in due and Proper form and complies with all requirements of the charter and bylaws of the Company and all applicable statutory requirements, including those of the Maryland General Corporation Law. In connection with any sale of securities to the Underwriters without certificates pursuant to the Underwriting Agreement, the Company has fully complied with sections 2-210 and 2-211 of the Maryland General Corporation Law.

               19. Delivery of certificates for the Shares and/or transfer of the Shares through the "FAST" system of the Depository Trust Company for the accounts of the Underwriters will transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and without any notice of any adverse claim with respect thereto.

               20. Each of the Company and the Manager are not now, and, after receipt of payment for the Shares, use of the proceeds of the offering as described in the Prospectus and consummation of all related transactions, will not be an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to
Section 15(a) of the Exchange Act.

               21. The proposed methods of operations of the Company and the Manager, as described in the Prospectus, will not cause or require either of them to register as an investment advisor under the Investment Advisors Act of 1940.

               22. The Shares have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

               23. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Tax Code; and the Company's organization and contemplated method of operation are such as to enable it to meet the requirements for qualification and taxation as, and to elect to be taxed as, a REIT under the Tax Code beginning with its taxable year ending December 31, 1997. Such election, once made, will continue in effect until revoked or terminated. To the best of our knowledge, there is no event or condition which would cause or is likely to cause the Company to fail to qualify as a REIT at any time after the First Closing Date.

               We hereby confirm to you that the Registration Statement has become effective under the Securities Act, that the Prospectus has been filed as required by Section 3(a) of the Underwriting Agreement, and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

               We hereby further confirm to you that there are no actions, suits, proceedings or investigations pending or, to our knowledge, overtly threatened in writing against the Company or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Underwriting Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, or incorporated by reference as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages or seek to impose criminal penalties upon the Company or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Company or the transactions described in the Prospectus and of which we have knowledge.

               In addition, we have participated in conferences with officers and other representatives of the Company and the Manager, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and prepared, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention which would lead us to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date [or the Option Closing Date] contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).